Exhibit 10

JOINT FILING AGREEMENT
February 17, 2015

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of Bronicki Investments, Ltd., Lucien Bronicki and Yehudit Bronicki on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of common stock, par value $0.001 per share, of Ormat Technologies, Inc., and that this Agreement be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Bronicki Investments Ltd. By: /s/ Yehudit Bronicki Name: Yehudit Bronicki Title: Director
Lucien Bronicki By: /s/ Lucien Bronicki
Yehudit Bronicki By: /s/ Yehudit Bronicki